Renaissance 2003-1
Floater AAA, Fixed Subs					Initial Levels
Stress Libor				AAA	82.45
				AA	6.50
Class B Break CDR Analysis				A	5.50
				BBB	3.80
55% Loss Severity with 12 month lag				Initial OC/Target OC	1.75

Class B (BBB)

Approximate Balance	9,500,000	Delay	24
Coupon	at pricing	Dated	3/1/2003
Settle	3/27/2003	First Payment	4/25/2003

100% PPC (All-in), To Maturity
				Terminal CDR
	3	4	4.2	4.4	4.5	5	6
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	7.314	7.316	7.318	7.323	7.170	4.684	-1.484

WAL	5.51	5.64	5.76	6.15	6.38	7.23	6.72
Mod Durn	4.32	4.41	4.49	4.72	4.85	5.51	5.93
Mod Convexity	0.25	0.26	0.27	0.30	0.31	0.40	0.46
Payment Window	Apr03 - Apr11	Apr03 - May11	Apr03 - May11	Apr03 - May11	Apr03 - May11	Apr03 - May11	Apr03 - Jun11
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	128,089.80 (1.35%)	2,028,774.50 (21.36%)	5,414,869.03 (57.00%)
Total Collat Loss	12,171,314.42 (4.87%)	16,301,315.51 (6.52%)	17,131,808.23 (6.85%)	17,963,812.08 (7.19%)	18,380,382.53 (7.35%)	20,468,949.68 (8.19%)	24,674,960.23 (9.87%)

75% PPC (All-in), To Maturity
				Terminal CDR
	3	4	4.2	4.4	4.5	5	6
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	7.335	7.347	7.353	7.167	6.734	4.008	-6.147

WAL	7.23	8.78	9.65	10.64	10.56	9.59	7.18
Mod Durn	5.32	6.13	6.61	7.16	7.14	7.04	6.68
Mod Convexity	0.39	0.52	0.59	0.68	0.67	0.66	0.63
Payment Window	Apr03 - Oct13	Apr03 - Nov13	Apr03 - Nov13	Apr03 - Nov13	Apr03 - Nov13	Apr03 - Nov13	Apr03 - Dec13
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	271,915.14 (2.86%)	818,533.41 (8.62%)	3,333,684.97 (35.09%)	7,944,915.78 (83.63%)
Total Collat Loss	16,588,646.26 (6.64%)	22,218,828.75 (8.89%)	23,351,068.25 (9.34%)	24,485,394.36 (9.79%)	25,053,342.46 (10.02%)	27,900,974.71 (11.16%)	33,636,117.26 (13.45%)

150% PPC (All-in), To Maturity
				Terminal CDR
	3	4	4.2	4.4	4.5	5	6
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	7.279	7.279	7.279	7.279	7.279	7.234	2.464

WAL	3.94	3.96	3.96	3.96	3.96	4.13	4.36
Mod Durn	3.30	3.31	3.31	3.31	3.31	3.43	3.63
Mod Convexity	0.14	0.14	0.14	0.14	0.14	0.15	0.17
Payment Window	Apr03 - Aug08	Apr03 - Aug08	Apr03 - Aug08	Apr03 - Aug08	Apr03 - Aug08	Apr03 - Aug08	Apr03 - Sep08
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	24,401.18 (0.26%)	2,077,411.64 (21.87%)
Total Collat Loss	7,381,167.24 (2.95%)	9,884,488.86 (3.95%)	10,387,798.01 (4.16%)	10,891,996.66 (4.36%)	11,144,430.63 (4.46%)	12,409,964.06 (4.96%)	14,958,023.81 (5.98%)

Fixed 100% PPC: 115% OF 4-20 CPR
Arm 100% PPC: 4-35 CPR in 30 months

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